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                                                                    EXHIBIT 10.1

                     ONLINE COMERCE REPRESENTATION AGREEMENT

PARTIES. This Agreement dated as of April 1, 1998 is entered into by and between the Universal/Hyundai LLC dba animalhouse.com currently located at 100 Universal City Plaza, Suite 509/32, Universal City, CA 91608 Attn. Michelle Katz ("AH") and iMALL, Inc. located at 4400 Coldwater Canyon Blvd., Suite 200, Studio City, CA 91604, Attn. Richard Rosenblatt ("iMALL") for the purpose of building and maintaining an online commerce center (the "AH Mall") that enables merchants ("Tenants"), including AH, to have listings ("Merchant Listings") that promote and market consumer-oriented goods and services to the public on the AH Internet site located at http//www.animalhouse.com ("the AH Site").

1. EXCLUSIVE REPRESENTATION. Pursuant to the terms and conditions of this Agreement, AH grants iMALL the exclusive rights during the Term set forth below to: (a) act as AH's representative for sales to Tenants of Merchant Listings on the AH Mall; (b) establish and administer Merchant Listings on the AH Mall; (c) establish links to local malls composed of Merchant Listings ("Local Malls"), as more fully described below; (d) sell and administer Tenant promotions on the AH Mall and Local Malls to manufacturers and suppliers of products and services offered to the public (with AH, as more fully described below); and (e) establish and administer an official "Animalhouse.com Store" on the AH Site from which branded and non-branded merchandise will be sold on-line to consumers visiting the AH Site (the "AH Store"), as described more fully below. During the Term of this Agreement, iMALL will host the AH Mall and Local Malls on its servers and otherwise leverage its technical infrastructure and experience to create a shopping destination in each Merchant Listing and Local Mall, subject to AH guidelines and review.

iMALL shall use commercially reasonable efforts to : (a) solicit and obtain Merchant Listings on the AH Mall and administer all Merchant Listings and Local Malls in accordance with the standards and subject to AH's approval rights set forth below; (b) collect all accounts receivable on a timely basis; (c) require that all Tenants comply with the policies and procedures set forth for Tenants in their Merchant Listing agreements, and (d) require Tenants to adhere to the standards of operation described below. All Merchant Listings will be hosted on iMALL's servers with an interface that will allow consumers to access such Merchant Listings by clicking on an icon on the AH Mall or Local Mall.

For purposes of this Agreement, "Promotion" shall refer to copy or graphics which link to a storefront in the Mall and/or to a direct purchase opportunity within the Mall and/or AH Store, or which describe or promote and market a storefront or purchase opportunity within the Mall and/or AH Store. "Advertising and Sponsorship" refer to, without limitation, banner advertising, pop-up and/or interstitial advertising or framing of a site by a company with respect to its product or services and brands.


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All CD-ROMs published by AH concerning the AH Site shall display the iMALL logo and an iMALL brand. The AH Mall and AH Store shall have a credit in a place and size subject to AH's reasonable prior approval, as follows: "Powered by iMALL."

2. LOCALIZED SALES TRAINING. iMALL shall provide Internet seminars at many of the college campuses. At such seminars, college students will be advised of AH membership benefits (i.e. free credit card, e-mail, etc.) and will be trained to sell Merchant Listings to local merchants on Local Malls and the AH Mall.

3. EXCLUSIONS. Unless otherwise agreed to by the parties, the following are excluded from iMALL's exclusive rights: (a) sales to consumers of tickets, classified ads, job search and placement services, entertainment and travel ticketing and sales, and sales by and between consumers (but not retailers); (b) direct response sales through a banner offering of a few products, supplied by a single advertiser, for immediate purchase, provided such banner offering does not provide a link to another retail site on the Internet and iMALL performs no services in connection with the development, management or operation of such banner advertising at the request of the advertiser or AH; and (c) the pre-existing Internet web sites maintained by Universal Studios, Inc. ("Universal") and its subsidiary, Universal Music, and Hyundai Information Technologies ("Hyundai"), whether or not there are links to such sites on the AH Site; and (d) limited promotions of Universal or Hyundai services or products bearing the trademarks of such companies made from such pre-existing sites or on the AH Site, where iMALL performs no services in connection with the development, management administration, or operation thereof at the request of Universal or Hyundai.

4. ANIMALHOUSE.COM STORE. iMALL will also develop, manage and administer the AH Store. iMALL will be responsible for arranging all order processing and fulfillment for the AH store. The AH store will be used to sell consumer-type merchandise directly to the public visiting the AH Site and contain a variety of merchandise from AH, Spencer Gifts and other Universal subsidiaries, and other manufacturers and suppliers selected by iMALL in accordance with the standards and subject to AH's approval rights described below. There will be only one location on the AH Site like the AH Store. AH shall use its best efforts to promote the AH Store and AH Mall on the AH Site and shall provide icons and identification that are at least as prominent as any other service offered on the AH Site.

5. PROMOTIONS WITHIN THE AH MALL. Pursuant to the terms and conditions of this Agreement, iMALL may solicit and sell promotional opportunities, storefronts and/or direct purchase opportunities within AH Mall, Local Malls and AH store as well as e-commerce partnerships and promotions (such as FAO Schwarz). iMALL shall make best efforts to solicit such promotions and e-commerce opportunities and to administer such sales in accordance with the provisions of this Agreement. iMALL shall manage mall promotions and e-commerce partnerships. Notwithstanding the foregoing, all Advertising, such as banners, interstitials and pop-ups, will be managed by AH then current banner advertising representative.


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iMALL will use commercially reasonable efforts to collect all accounts receivable in connection with advertising and sponsorships on a timely basis, and to tender AH's share of Gross Receipts, as defined and at the times described in Paragraph 8, below.

6. TERM. The Term of this Agreement shall be effective upon the date hereof and shall continue for five (5) years following the date (the "Effective Date") that an AH credit card is first issued to AH users and/or members for their use in ordering goods and services from retailers, including Tenants on the AH Mall and from the AH Store. At the expiration of the Term, this Agreement shall be automatically renewed for successive periods of one (1) year each in the absence of at least ninety (90) days prior written notice by any party of its desire to terminate this Agreement upon the expiration of the Term then in effect.

7. EXCLUSIVITY. iMALL's rights hereunder shall be exclusive during the Term, provided, however, that commencing at the end of the second year of the Term, AH may at its option terminate such exclusivity by giving written notice thereof to iMALL within thirty days after the end of any year of the Term in which AH has maintained at least One Million members (subscribers) throughout the year, and in which AH has not received at least $500,000 in that year pursuant to this Agreement. The first year of the Term, for purposes of this Paragraph 7 shall commence on the Effective Date and each subsequent year shall commence on the anniversary of the Effective Date. Notwithstanding the foregoing, iMALL shall have the right to make up any shortfall by tendering the requisite payment in order to retain its rights of exclusivity within thirty days after receiving AH's notice described above.

8  REVENUE SHARING:

a. In consideration of the services rendered hereunder, during the Term hereof, iMALL shall retain Fifty Percent (50%) and AH shall receive the remainder:

        (1) Of Gross Receipts from AH Mall and Local Mall leases and set up fees, less only actual costs of establishing Merchant Listings;

        (2) Of Gross Receipts from basis points received from the local college merchants paid to iMALL by Cardservice International on account of leases from such merchants on the AH Mall and Local Malls;

        (3) Of Gross Receipts from basis points received by AH from its credit card partners in connection with college students recruited by iMALL who sign up for such credit cards, such receipts being calculated for as long as AH continues to receive such payments commencing the student's receipt of the credit card;

        (4) Of Gross Receipts from promotions and e-commerce partners on the AH Mall and Local Malls, with the exception of excluded commerce and/or promotions;

        (5) Of AH's Gross Receipts from advertising and sponsorships of the Mall and/or AH S tore; and

        (6) Of Gross Receipts derived from the exploitation of any other of iMALL's rights under this Agreement.


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b. As used in this Agreement, "Gross Receipts" means the total revenues actually received in the applicable category, less (a) actual sales, use and similar taxes collected and paid to a governmental authority, refunds, allowances, and collection costs; and (b) in the case of revenues derived from sales of products, the actual cost of goods, and bona fide returns; or (c) in the case of revenues derived from AH Mall leases and Local Mall leases and AH Mall advertising, the actual costs of producing the applicable Merchant Listing or advertising.

c. In further consideration of the rights granted iMALL hereunder, iMALL shall spend at least $500,000 in promotions and costs attributed to holding localized AH Internet training on college campuses for AH advertising, customer service, follow-up, and merchant management, etc., relating to the localized AH merchant program for the AH Mall.

d. Upon execution hereof, iMALL shall pay AH a non-refundable Advance of $500,000 against the amounts described in subparagraph a of this Paragraph 8; provided, however, if for any reason the AH Site shall permanently cease operating during the first year of the Term, AH shall refund such Advance to iMALL on a prorated basis, less any amounts actually earned from Gross Receipts hereunder.

9. ACCOUNTING, ADMINISTRATION, BOOKS AND RECORDS. iMALL will tender a monthly report of all Gross Receipts from the AH Site. iMALL will tender the above report, along with AH's share of revenue within fifteen days after the end of the month in which Gross Receipts were received. AH will similarly account for and pay to iMALL its share of any Gross Receipts collected by AH as to which iMALL is entitled to a share under Paragraph 8.

10. AUDIT. Upon demand of AH, at AH's cost, except as provided below in this Paragraph 10, iMALL shall furnish to AH a statement by an independent certified public accountant the books of account and records pertaining to transactions arising from or pertaining to this Agreement. In the event there is a negative deviation of five percent (5%) or more between the amount of revenue received by iMALL on behalf of AH, and the amount forwarded to AH, for the time period subject to the audit, then iMALL shall immediately forward the difference, plus five percent (5%), to AH. In such event, iMALL shall be responsible for the cost of the Audit. Such books and records shall be kept available for a minimum of three years from the expiration of this Agreement.

11. APPROVALS. The AH Mall and the Local Malls shall have a policy which prohibits Merchant Listings, promotions and/or e-commerce involving pornographic or sexual content or materials, firearms, get-rich-quick schemes, products or services that involve illegal or deceptive marketing practices, and gambling. AH shall have the right to approve the standard rates established by iMALL for Merchant Listings, advertising and sponsorships. If AH disapproves of any AH Mall tenants, or any advertiser, sponsor, or content on the AH Mall or AH Store, AH shall have the right to notify



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iMALL in writing of such disapproval, whereupon iMALL shall, as soon as possible terminate such Merchant Listing or discontinue such advertising or sponsorship to which AH objects, or cause the change of the objectionable content. AH shall make good faith efforts to respond to submissions within five business days and shall exercise its approval and disapproval rights reasonably.

12. INTELLECTUAL PROPERTY. Each party shall exclusively own its respective trademarks and service marks, copyrights, trade secrets, and patents (collectively, "Intellectual Property") and no party will have any claim or right to the Intellectual Property of the other by virtue of this Agreement or the performance of services hereunder. Neither party will take any action or make any claim to any Intellectual Property belonging to the other party, whether during the Term or thereafter, which is inconsistent with this Paragraph.

13. TERMINATION. In the event that either party is in default of its material obligations hereunder, or either party ceases to do business, the other party shall have a right to terminate this Agreement upon thirty days' written notice to the defaulting party, should the default not be cured within such thirty-day period. In the event that either party files for bankruptcy or insolvency or has involuntary bankruptcy proceedings initiated against it, all rights granted hereunder shall revert to AH, AH shall have the right to terminate the Agreement and shall have no other obligation to iMALL except payment for services requested and actually rendered. Any further claims shall not be affected thereby.

AH shall have the right, but not the obligation, to terminate this Agreement on thirty days prior written notice within sixty days after the event in question, if there is merger, consolidation or other reorganization of or involving iMALL in which iMALL is not the surviving entity, or any change in control of iMALL on account of the sale of at least thirty (30%) of the equity interests of iMALL .

14. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that it has the right, title, interest and authority to enter into this Agreement and to fully perform its obligations hereunder, and that the rights granted hereunder shall not violate the rights of any third party. Each party represents and warrants that its conduct hereunder shall conform to all applicable federal, state and local law and regulation.

15. INDEMNIFICATION. Each party hereby indemnifies and holds harmless the other party, its parent, affiliated and subsidiary companies, their officers, directors and employees ("Indemnities") from any and all liabilities, claims, causes of actions, suits, losses damages, fines, judgments and expenses (including reasonable attorney's fees) which may be incurred by the Indemnities arising out of any breach of the covenants, warranties, representations and agreements herein.


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16. ASSIGNMENT: This Agreement is personal to the parties and may not be assigned without the prior written consent of the parties hereto; provide, either party may assign this Agreement to a wholly owned subsidiary.

17. PARTNERS: The parties hereto are neither partners nor joint venturers hereunder, and neither party shall have the power or authority to bind or obligate the other in any way.

18. MERGER. This Agreement constitutes the entire understanding of between the parties hereto. All previous representations and undertakings whether oral or written have been merged herein.

19. EXECUTION AND DELIVERY. This Agreement shall not be binding on the parties until fully executed by and delivered to each of the parties hereto.

20. NOTICES AND PAYMENTS. Unless otherwise directed by AH, all notices shall be sent by mail or facsimile to the address first set forth above for AH, attention, Vice President, Business and Legal Affairs; payments shall be sent to the same address attention Director of Finance. All notices to Company shall be sent by mail or facsimile to the address set forth above, attention, Chief Executive Officer.

21. MODIFICATION AND WAIVER. This Agreement may not be modified and none of its terms may be waived, except in writing signed by both parties. Neither party's failure or delay to enforce any rights hereunder shall be considered a waiver of such rights or a modification of this Agreement

22. CONFIDENTIALITY. The parties agree that the terms of this Agreement and the fact that the parties have entered into this Agreement shall remain confidential as will any information provided to iMALL by any representative or employee of AH, unless otherwise indicated or available to the public. The parties agree that upon execution hereof they shall make a joint statement to the press and shall develop such other publicity and/or press releases as are mutually agreed upon and approved by both of the parties hereto.

23. GOVERNING LAW. This Agreement shall be governed by and interpreted in accord with the laws of the State of California applicable to agreements entered into and to be performed wholly in California. The parties hereby consent to the exclusive


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jurisdiction of a State or Federal court empowered to enforce this Agreement in the State of California, County of Los Angeles, and the parties waive any objection thereto on the basis of personal jurisdiction or venue.

OTHER: Except for liability for indemnity, neither party will have liability for any damages other than direct damages. NEITHER PARTY MAKES ANY WARRANTY REGARDING THE QUALITY OF THEIR GOODS AND SERVICES. NEITHER PARTY MAKES ANY WARRANTY THAT ALL ERRORS OR FAILURES IN THEIR RESPECTIVE SITES WILL BE CORRECTED. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BEYOND THE WARRANTIES CONTAINED IN THIS PARAGRAPH, THE PARTIES DO NOT WARRANT THAT THEIR SITES ARE ERROR-FREE OR THAT OPERATION OF THEIR SITES WILL BE SECURE OR UNINTERRUPTED. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY END USER OR THIRD PARTY BY THE OTHER PARTY, OR ANY AGENT OF THE OTHER PARTY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR FAILURE OF ITS NETWORK OR SUPPORT SERVICES. THESE LIMITATIONS SHALL SURVIVE AND APPLY NOTWITHSTANDING THE VALIDITY OF THE LIMITED REMEDIES PROVIDED FOR IN THIS AGREEMENT.

AGREED TO AND ACCEPTED BY:

iMALL, Inc.                             Universal/Hyundai LLC
                                        dba Animalhouse.com



By:                                     By:
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Its:                                    By:
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